Exhibit 10.14




                             CONTRACT OF EMPLOYMENT

                                       AND

                 STATEMENT OF PARTICULARS OF TERMS OF EMPLOYMENT




                                       FOR



                               DANIEL S. MCKINNEY



                               1ST SEPTEMBER 1999


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                                       API

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                                WWW.asiaprop.com



                                    CONTENTS
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Commencement of Employment . . . . . . . . . . . . . . . . .   4
Description of Duties and Job Title. . . . . . . . . . . . .   4
Other Interests. . . . . . . . . . . . . . . . . . . . . . .   4
Travel and Working Overseas. . . . . . . . . . . . . . . . .   4
Remuneration . . . . . . . . . . . . . . . . . . . . . . . .   5
Review of Remuneration . . . . . . . . . . . . . . . . . . .   5
Bonus. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Holidays . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Sickness . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Pension . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Share Scheme . . . . . . . . . . . . . . . .  . . . . . . . .  6
Car . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Medical Insurance. . . . . . . . . . . . . . . . . . . . . .   7
Suspension . . . . . . . . . . . . . . . . . . . . . . . . .   7
Accepting or Offering Improper Inducements . . . . . . . . .   7
Termination. . . . . . . . . . . . . . . . . . . . . . . . .   7
Confidential Information . . . . . . . . . . . . . . . . . .   7
Agreement To Make Deduction/Withhold Payment . . . . . . . .   8
Security . . . . . . . . . . . . . . . . . . . . . . . . . .   8


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                                  THE PARTIES
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NAME  AND  ADDRESS  OF  EMPLOYER         :     Asia Properties Investments, Inc.
                                               Simmonds  Building,
                                               P.  O.  Box  961,
                                               Road  Town,
                                               Tortola,
                                               British  Virgin  Islands
                                               (the  "Company")  (API)



NAME  AND  ADDRESS  OF  EMPLOYEE         :     Daniel  S.  Mckinney
                                               13978  Marine  Drive
                                               White  Rock,  B.C.Canada  V4B1A5
                                         (referred to in this contract as "you")


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COMMENCEMENT  OF  EMPLOYMENT

Your employment with the Company will commence on 1st December 1999 and that is the effective date of this contract.

For the purposes of your statutory rights: Your previous employment with Coldway Limited will be treated as part of your continuous period of employment. Accordingly the date of commencement of your continuous period of employment is 25th August 1998.

As from the effective date of this contract all other agreements or arrangements between you and the Company relating to your employment have ceased to have effect.

DESCRIPTION  OF  DUTIES  AND  JOB  TITLE

Your  job  title  is  President.
You will report to the Board, and be offered a seat on the board. Your main duties will be:
1.     Identify  Investment  opportunities  for  the  Company.
2.     Manage  the  operation  of  the  company  in  North  America.
3. In addition to your main duties you will be required to carry out such duties consistent with your status as the Company may from time to time require.

The Company may at any time, on giving you reasonable notice, require you to undertake any additional or different duties, which fall within your capabilities.

If required by the Company, you will undergo appropriate Company provided training to enable you to fulfil your duties (including any additional or different ones).

OTHER  INTERESTS

It is understood that you are an outside Director of Sunflower (USA) Limited, which is a public company registered in NevadaYour responsibilities, as outside Director, take up a limited amount of your time. Otherwise, you are not involved in the daily operations of the business.

Apart from the above, you must devote your time, attention and abilities to your job duties during working hours, and to act in the best interests of the Company at all times. You must not, without the Company's written consent, be in any way directly or indirectly engaged or concerned in any other business where this is or is likely to be in conflict with the Company's interests or where this may adversely affect the efficient discharge of your duties. However, this does not preclude you holding, for investment purposes only, up to 5% of any shares or other class of securities in any public company, which is quoted on a recognised Stock Exchange.

TRAVEL  AND  WORKING  OVERSEAS

You may be required to travel locally or internationally from time to time. This may involve travelling outside normal business hours and at weekends or public holidays should the need arise.

Reasonable  expenses  will  be  reimbursed  for  such  travel.



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REMUNERATION

For  the  year  1999,  your  basic  salary  is  US$  5,000.00  per  month.

Your salary will be paid in equal monthly instalments in arrears on the last working day of each month directly into your bank account. Payment in respect of a period less than a month will be apportioned in proportion to the number of days worked as a proportion of the total number of working days in that month.

Your  salary  will  be reviewed to US$ 7,000 per month as from 1st January 2000.
Your  salary  will be reviewed to US$ 10,000 per month as from 1st January 2001.

Any outstanding salary or consultancy payments due to you under this agreement of any previous agreements will be paid to you when cashflow permits.

REVIEW  OF  REMUNERATION

After the year 2001, a review will be made of the basic salary at the end of each year and will be renewed upwards by at least the Government quoted annual inflation rate for the year just complete. Adjustments will be made in line with generally accepted market trends, taking into account the senior level of the employee.

BONUS

In addition to the basic salary you will be entitled to participate in the Company's incentive bonus scheme, subject to the rules in force from time to time. The Company reserves the right to amend or terminate this scheme at any time, with or without replacement.

Your incentive bonus will be based on 0.5% of the increase in Net Asset Value of API over each calendar year.

The bonus will be paid in shares or cash (or a combination) as determined by the board.


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HOLIDAYS

The  Company's  holiday  year  runs  from  1st  January  to  31st  December.

You are entitled to 28 days' holiday with pay in every holiday year exclusive of bank and other public holidays. Holidays can only be taken at times agreed in advance with the Company. You must give the Company a minimum of 7 days' notice of your intention to take any holiday. The Company reserves the right to require you to take any period of holiday at any time by giving you a minimum of 30 days' notice, except that the Company is not required to give you a minimum period of notice to take holiday if notice of termination of your employment is given (whether by you or the Company).

Any entitlement to holiday remaining at the end of any holiday year may be carried forward into the next holiday year but no further.

The amount of holiday pay in lieu of holidays at end of employment is calculated as follows:

(a) If, when your employment ends, the number of days of holidays which you have taken in the relevant year differs from your entitlement (calculated at 1.25 days for each complete month of employment in the holiday year), then a payment or the number of days' difference will be either paid to you or refunded by you depending whether the amount actually taken is less or greater than your entitlement. The amount paid or refunded will be the number of days difference multiplied by the daily equivalent of your annual basic salary/wages (on the basis of 365 days a year).
(b) You will not be entitled to a payment under (a) above if the Company is entitled to and does terminate your employment summarily or if you refuse to take any holiday entitlement during your notice period.

PENSION

The Company does not operate a pension scheme. But if a scheme is designed for the staff, you will be entitled to join.

SHARE  SCHEME

As a company employee, you will be eligible to participate in an Employee Stock Option Plan when that is established.

CAR

You  will  be  entitled  to use a Company car for your business and private use.

The Company reserves the right to withdraw any such car from your possession in the event that:

(a) You are suspended from your duties in accordance with the Company's disciplinary procedure.
(b)     You  are  no  longer  in  possession  of  a  valid  driver's  licence.

The Company will be responsible for all servicing and maintenance costs, insurance premiums and the cost of the petrol that you purchase.


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MEDICAL  INSURANCE

The Company will provide you and your family with a first class worldwide medical insurance covered by an internationally recognised insurance company.

SUSPENSION

The Company has the right to suspend all or any of your duties for such period and on such terms as it considers appropriate, including a requirement that you will not attend at the Company's premises or contact any of its customers, suppliers or staff. The Company can exercise this right at any time (including during a period of notice terminating your employment) and whether or not it is in connection with a disciplinary investigation. Suspension will be on full pay and your contractual benefits will continue to be provided unless it is a sanction imposed at a disciplinary hearing (the sanction may be suspension, without pay or on reduced pay as the Company may decide).

ACCEPTING  OR  OFFERING  IMPROPER  INDUCEMENTS

It is strictly forbidden to offer to any person who has or is likely to have a business relationship with any company in the API group or accept any benefit whether financial or in kind from any such person (other than your proper remuneration from the Company).

TERMINATION

You are entitled to 40 weeks' notice in writing of termination of employment and to an additional week's notice for each year of employment in excess of 3 years up to a maximum of 52 weeks' notice in writing. The Company may make a payment of your basic salary in lieu of the above notice entitlement.

The above is subject to the Company's right to terminate your employment at any time without notice:

(a)     for  any  act  of  serious  misconduct  or  of  serious incompetence; or
(b) for repeated other material breach by you of your obligations to the Company; or
(c) if you are guilty of any conduct which seriously prejudices or is likely seriously to prejudice the Company;
(d)     if  you  are  convicted  for  an  arrestable  offence;  or
(e) if you become bankrupt or make any arrangement or composition with your creditors.

You are required to give the Company not less than 4 weeks' notice in writing to terminate your employment.

On termination of your employment you must immediately return to the Company, in accordance with any instructions which may be given to you, all items of property belonging to the Company in your possession or under your control. You must, if so required by the Company, confirm in writing that you have complied with your obligations under this provision.

CONFIDENTIAL  INFORMATION

Except in the proper performance of your duties, you will not either during your employment or at any time afterwards use or communicate to any person, and during your employment you will use your best endeavours to prevent the disclosure of, any information of a confidential nature concerning the business of the Company or of any customer, supplier or other person having dealings with the Company and which comes to your knowledge during the course of your employment.


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AGREEMENT  TO  MAKE  DEDUCTION/WITHHOLD  PAYMENT

At any time during your employment, or on its termination (however arising), the Company shall be entitled to deduct from salary or any other payments due to you in respect of your employment any monies due from you to the Company. If at any time you are requested to return to the Company property belonging to it and you fail to do so the Company shall, without prejudice to any other remedy, be entitled to withhold any monies due to you from the Company.

SECURITY

As part of its general security procedures, the Company reserves the right to carry out searches of your workplace at any time. It also reserves the right to search you and your personal belongings, including the contents of lockers, bags, briefcases and vehicles. Refusal to co-operate with the Company's reasonable request to search in the furtherance of general security will be a serious disciplinary offence which could lead to summary dismissal.

Searches  will  only  be  carried  out  by  authorised  personnel.

In the event of stock/monetary loss, you may be required to participate in the Company's investigations and co-operate where necessary with auditors and other third parties at the direction of the Company.


Your  signature below will constitute your agreement to the terms set out above.




/s/  Nicholas  St.  Johnston                 date:  September  1,  1999
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Signed  for  the  Company




/s/  Daniel  S.  McKinney                    date:  September  1,  1999
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Signed  by  the  employee